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                                                             Exhibit 21.1


      STEINWAY MUSICAL INSTRUMENTS, INC. AND SUBSIDIARIES
               SUBSIDIARIES OF THE REGISTRANT


Steinway Musical Instruments, Inc., a Delaware corporation

    The Selmer Company, Inc., a Delaware corporation

        Vincent Bach International, a corporation organized under the laws of the United Kingdom

        The Steinway Piano Company, Inc., a Delaware corporation

           Steinway, Inc., a Delaware corporation

               The O.S. Kelly Corporation, a Delaware corporation

                   The O.S. Kelly Company, an Ohio corporation

           Steinway & Sons, a New York corporation

           Boston Piano Company, a Massachusetts corporation

           Boston Piano GmbH, a corporation organized under the laws of Germany

              Hermann Kluge Beteiligungs-GmbH, a corporation organized under the laws of Germany

              Hermann Kluge GmbH & Co. KG, a limited partnership organized under the laws of Germany

              Bohn Claviaturen GmbH & Co. KG, a limited partnership organized under the laws of Germany

                   Bona Sp. Z O.O., a limited liability company organized under the laws of Poland

           S & B Retail, Inc., a Delaware corporation

           Steinway & Sons Japan, Ltd., a corporation organized under the laws of Japan

        The SMI Trust, a Massachusetts business trust

    Emerson Musical Instruments, Inc., a Delaware corporation